EXHIBIT 23(a)
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 17, 1995 included in Enron Corp.'s Annual Report on Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this Registration Statement.

                                            ARTHUR ANDERSEN LLP

Houston, Texas
December 6, 1995

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report on the consolidated financial statements of Enron Oil & Gas Company and subsidiaries dated February 17, 1995, included in Enron Oil & Gas Company's Form 10-K for the year ended December 31, 1994, and to all references to our Firm included in this Registration Statement.

                                            ARTHUR ANDERSEN LLP

Houston, Texas
December 6, 1995